UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2012

VAMPT AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53998	98-0485668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2212 Queen Anne Avenue N., Seattle, WA 98109
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (866) 725-0541

Coronado Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

We hereby file a material agreement entered into by our wholly-owned subsidiary, Vampt Beverage USA Corporation with Associated Brewing Company, Inc. on January 1, 2012 for the provision of brewing services (the “Brewing Agreement”).  Associated Brewing has been engaged by Vampt Beverage USA Corporation to oversee all phases of production of the Vampt flavored malt beverage product, including procuring raw material, bottling and packaging, delivery, production planning and management, distribution, sampling and quality control, test marketing, product pricing and implementation of regional product roll-outs. Associated Brewing also holds a license to produce alcoholic beverages in the United States.

The term of this agreement is two years and it will renew automatically for successive one-year periods unless either party gives the other party 60 days prior notice of intention not to renew.

Item 9.01     Financial Statements and Exhibits

10.1	Brewing Agreement dated January 1, 2012 *

*  Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and are subject to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAMPT AMERICA, INC.

/s/ Richard Ikebuchi
Richard Ikebuchi
President and Director
Date: July 11, 2012